UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2008

Golf Trust of America, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-14494	33-0724736
(Commission File Number)	(IRS Employer Identification No.)

10 North Adger’s Wharf, Charleston, SC	29401
(Address of Principal Executive Offices)	(Zip Code)

(843) 723-4653

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Litigation Settlement Agreement

On October 3, 2008, Golf Trust of America, LP  (the “Company”) entered in to a Settlement Agreement (the “Agreement”) with  Lake Ozark Construction Company, Inc. (“LOCI”) and Everett Holding Company, Inc. (collectively,  “the Plaintiffs”).   The Agreement established the terms of the final resolution of the complaint Lake Ozark Construction Industries, Inc. and Everett Holding Company, Inc. v. Osage Land Company, L.L.C., et al, Case No. CV599-366CC which the Company refers to in its filings as Lake Ozark Industries, Inc. and Everett Holding Company, Inc. v. Golf Trust of America, et al.  Both the nature of this Complaint and the terms of the final resolution established in the Agreement are described below.

•                  The titled action was brought in the Circuit Court of Miller County, Missouri by LOCI, and its asserted assignee of lien and account rights, Everett Holding Company, Inc., in the fall of 1999 against numerous defendants, including the Operating Partnership.

•                  Plaintiffs asserted LOCI performed construction services on, or that benefited, the property of various defendants, including the Operating Partnership. With respect to the Operating Partnership, plaintiffs sought to foreclose a mechanic’s lien upon property formerly owned by the Operating Partnership. The lien was for the principal amount of approximately $1,276,000, plus interest at 10% per annum and attorney fees. Plaintiffs calculated interest to May 20, 1999, just prior to the lien filing, to be approximately $151,000 and interest thereafter to be $354 per day.

•                  The Court entered a written order granting the Operating Partnership’s Motion for Summary Judgment in April 2002 and a final judgment in November 2003. Plaintiffs appealed the ruling to the Missouri Court of Appeals.

•                  The Court of Appeals on April 5, 2005 reversed the Circuit Court judgment in favor of the Company and remanded the case to the Circuit Court for further proceedings. On May 31, 2005, the Court of Appeals filed a modified Opinion, which again reversed the Circuit Court judgment in favor of us and remanded the case to the Circuit Court for further proceedings. On March 12, 2008, a case management conference was held. The presiding judge set September 30, 2008, as deadline for completing discovery and scheduled another conference for October 8, 2008, at which time it was anticipated that the case would have been set for trial.

•                  As a result of the Agreement, the Company will pay the Plaintiffs $140,000 and all claims of both parties will be dismissed.

A copy of the Agreement is included as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The description of the Agreement is qualified in its entirety by the contents thereof.  A copy of the Company’s press release announcing the matters set forth above is furnished as Exhibit 99 hereto.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Settlement Agreement

99	Press Release of Golf Trust of America, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golf Trust of America, Inc.
(Registrant)

Date: October 8, 2008	By:	/s/ Michael C. Pearce
Michael C. Pearce
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement

99	Press Release of Golf Trust of America, Inc.